Exhibit 3.56

BY-LAWS

OF

21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.

(a Pennsylvania corporation)

ARTICLE I.

OFFICES

The principal office of the Corporation shall be at such places within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II.

SHAREHOLDERS

1.                  PLACE OF MEETINGS.

Meetings of Shareholders shall be held at the principal office of the Corporation or at such place within or without the Commonwealth of Pennsylvania as the Board shall authorize.

2.                  ANNUAL MEETING.

The annual meeting shall be held at the time fixed, from time to time, by the Board.

3.                  SPECIAL MEETINGS.

Special meetings of the Shareholders may be called by the Board or by the President. Special meetings shall be called by the President or the Secretary upon the written request of a majority of the Board or upon the written request of Shareholders owning a majority of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.                  NOTICE.

Written notice of every meeting shall be given, stating the time, place, and purpose or purposes of the meeting. Notice shall be given either personally or by mail to each Shareholder entitled to vote at such meeting, not less than ten days nor more than sixty days before the date of the meeting. If mailed, the notice shall be deemed given when it is deposited in the United States mail, with postage thereon prepaid, directed to the Shareholders, or if he/she shall have filed with the Secretary a written request that notices be mailed to him/her at some other address, then directed to him/her at such other address.

5.                  WAIVER.

(a)           Notice of meeting need not be given to any Shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him/her.

(b)           Whenever Shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every Shareholder entitled to vote thereon as at the date of the taking of such action.

6.                  ACTION BY SHAREHOLDERS WITHOUT MEETINGS.

Subject to any limitations prescribed by the provisions of the Pennsylvania Consolidated Statutes and upon compliance with said provisions, any action required or permitted to be taken at a meeting of Shareholders may be taken: (a) without a meeting if all of the Shareholders entitled to vote thereon consent thereto in writing; and (b) (except for the annual election of Directors) may also be taken without a meeting, without prior notice, and without a vote, by written consent of the Shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize any such action at a meeting at which all Shareholders entitled to vote thereon were present and voting. Whenever any action is taken pursuant to the foregoing provisions, the written consents of the Shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of Shareholders.

7.                  FIXING RECORD DATE.

The Board may fix, in advance, a date as the record date for determining the Shareholders with regard to any corporate action or event and, in particular, for determining the Shareholders entitled to: (a) notice of or to vote at any meeting of Shareholders or any adjournment thereof; (b) give a written consent to any action without a meeting; or (c) receive payment of any dividend or allotment of any right. The record date shall be not less than ten days before the date of the meeting and not more than sixty days prior to the meeting or other corporate action or event to which it relates. The record date to determine Shareholders entitled to give a written consent shall not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, no more than sixty days before the last day on which consents received may be counted. If no such record date is fixed, it shall be determined in accordance with the provisions of law.

8.                  QUORUM OF SHAREHOLDERS.

Unless otherwise required by the certificate of incorporation or by law, the holders of shares entitled to cast at least a majority of the votes at a meeting shall constitute a quorum at the meeting. The Shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Less than a quorum may adjourn.

9.                  VOTING.

(a)           Except as otherwise provided in the certificate of incorporation, each outstanding share shall entitle the holder thereof to one vote.

(b)           Any action, other than the election of Directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, except as otherwise required by law or by the certificate of incorporation.

(c)           Any action, other than the election of Directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, except as otherwise required by law or by the certificate of incorporation.

(d)           Election of Directors need not be by ballot unless a Shareholder demands the same at the election and before the voting begins. Every Shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares owned by him/her for as many persons as there are Directors to be elected and for whose election he/she has the right to vote. Unless otherwise provided in the certificate of incorporation, Directors shall be elected by a plurality of the votes cast at an election.

10.                PROXIES.

Every Shareholder entitled to vote at a meeting of Shareholders or to express consent without a meeting may authorize another Shareholder of the Corporation to act for him/her by proxy. No Shareholder shall enter into a voting trust agreement, proxy, or any other type agreement vesting in another person, other than another Shareholder of the Corporation, the authority to exercise voting power of any or all of its shares. Every proxy must be executed in writing by the Shareholder or his/her agent, except that a proxy may be given by telegram, cable, telephonic transmission or by other means of electronic transmission so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the Shareholder or his/her agent. No proxy shall be valid for more than eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law.

ARTICLE III.

DIRECTORS

1.                  BOARD OF DIRECTORS.

Unless otherwise provided in the certificate of incorporation, the business of the Corporation shall be managed by its Board, each of whom shall be a Shareholder or engaged in the practice of his/her profession in such Corporation.

2.                  NUMBER OF DIRECTORS.

The number of Directors shall be equal to the number of Shareholders if the number of Shareholders is one or two. If there are three or more Shareholders, the number of Directors shall be three or more.

3.                  ELECTION AND TERM OF DIRECTORS.

The Directors named in the certificate of incorporation shall hold office until the first annual meeting of Shareholders, and until their successors have been elected and qualified. At each annual meeting of Shareholders, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office until the expiration of the term for which he/she is elected and until his/her successor has been elected and qualified, or until his/her prior resignation or removal.

4.                  RESIGNATION.

A Director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

5.                  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

Unless otherwise provided in the certificate of incorporation, any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the Board, and newly created directorships resulting from an increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum, or by a sole remaining Director. A Director so elected shall hold office until the next succeeding annual meeting of the Shareholders and until his/her successor has been elected and qualified. Any directorship not filled by the Board may be filled by the Shareholders at an annual meeting or at a special meeting of the Shareholders called for that purpose.

6.                  REMOVAL OF DIRECTORS.

One or more or all of the Directors may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by affirmative vote of the majority of the votes cast by Shareholders entitled to vote for the election of Directors. The Board may remove Directors for cause.

7.                  QUORUM OF DIRECTORS.

Unless otherwise provided in the certificate of incorporation, a majority of the entire Board or of any committee thereof shall constitute a quorum for the transaction of business of the Board or committee.

8.                  ACTION BY THE BOARD.

Unless otherwise provided in the certificate of incorporation, each Director shall have one vote at a meeting of the Board or a committee thereof. Unless otherwise required by law or by the certificate of incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board or of the committee.

9.                  WRITTEN CONSENT OF DIRECTORS.

Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote of the Board or committee for all purposes, and may be stated as a unanimous vote in any certificate or other document filed with the Secretary of State.

10.                PLACE, TIME AND CALL OF BOARD MEETINGS.

The Board may hold its meetings at the office of the Corporation or at such other places, either within or without the Commonwealth of Pennsylvania, as it may from time to time determine.

11.                REGULAR ANNUAL MEETING.

A regular annual meeting of the Board shall be held immediately following the annual meeting of Shareholders at the place of such annual meeting of Shareholders.

12.                NOTICE OR WAIVER OF NOTICE.

Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon one day’s notice to each Director either personally or by mail or by wire. Special meetings shall be called by the President or by the secretary in a like manner on written request of two Directors. Unless otherwise required herein, any notice need not specify the business to be transacted at of the purpose of the meeting. Notice of meeting need not be given to any Director who submits a waiver of notice before or after the meeting. The attendance of any Director at a meeting without protesting, prior to the conclusion of the meeting, the lack of notice to him/her, shall constitute a waiver of notice. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning, and if the period of adjournment does not exceed ten days in any one adjournment.

13.                ATTENDANCE BY CONFERENCE TELEPHONE, ETC.

Where appropriate communication facilities are reasonably available, any or all Directors may participate in a meeting of the Board or committee thereof by means of a conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other at the same time, unless otherwise provided in the certificate of incorporation.

14.                CHAIRPERSON.

At all meetings of the Board the President, or in his/her absence, a Chairperson chosen by the Board, shall preside.

15.                EXECUTIVE AND OTHER COMMITTEES.

The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. Each committee shall have the authority granted to it by the Board in the resolution establishing the committee, including, to the extent authorized in such resolution, the power to exercise the authority of the Board, except for authority to perform the actions prohibited by Section 1504 of the Pennsylvania Consolidated Statutes. Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

16.                COMPENSATION.

No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV.

OFFICERS

(1)           OFFICERS; ELECTION TERM.

(a)           The officers of the Corporation, who shall be elected by the Board, shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as the Board may determine, who shall have such duties, powers and functions as hereinafter provided.

(b)           Election of an officer shall not of itself create contract rights.

(c)           All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Shareholders.

(d)           Each officer shall hold office for the term for which he/she is elected or appointed and until his/her successor has been elected or appointed and qualified.

(e)           Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

2.                  REMOVAL, RESIGNATION, SALARY, ETC.

(a)           Any officer elected or appointed by the Board may be removed by the Board with or without cause at any time. The removal of an officer shall be without prejudice to his/her contract rights, if any.

(b)           Any officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

(c)           In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

(d)           The compensation of all officers, if any, shall be fixed by the Board.

(e)           The Directors may require any officer to give security for the faithful performance of his/her duties.

3.                  PRESIDENT.

The President shall be the Chief Executive Officer of the Corporation; he/she shall preside at all meetings of the Shareholders and of the Board; he/she shall have the responsibility for the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

4.                  VICE-PRESIDENT.

During the absence or disability of the President, the Vice-President, or if there are more than one, the Executive Vice-President, shall have all the powers and functions of the President. Each Vice-President shall perform such other duties as the Board shall prescribe.

5.                  SECRETARY.

The Secretary shall:

(a)           attend all meetings of the Board and of the Shareholders;

(b)           record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c)           give or cause to be given notice of all meetings of Shareholders and of special meetings of the Board;

(d)           keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e)           when required, prepare or cause to be prepared and available at each meeting of Shareholders a certified list in alphabetical order of the names of Shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f)            keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and

(g)           perform such other duties as may be prescribed by the Board.

6.                  ASSISTANT-SECRETARY.

During the absence or disability of the Secretary, the Assistant-Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

7.                  TREASURER.

The Treasurer shall:

(a)           have the custody of the corporate funds and securities;

(b)           keep full and accurate accounts of receipts and disbursements in the corporate books;

(c)           deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

(d)           disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e)           render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all his/her transactions as treasurer and of the financial condition of the Corporation;

(f)            render a full financial report at the annual meeting of the Shareholders if so requested;

(g)           be furnished by all corporate officers and agents at his/her request, with such reports and statements as he/she may require as to all financial transactions of the Corporation; and

(h)           perform such other duties as are given to him/her by these By-laws or as from time to time are assigned to him/her by the Board or the President.

8.                  ASSISTANT-TREASURER.

During the absence or disability of the Treasurer, the Assistant-Treasurer, or if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.

9.                  SURETIES AND BONDS.

In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his/her duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

ARTICLE V.

CERTIFICATES FOR SHARES

1.                  CERTIFICATES.

Certificates representing shares shall set forth thereon the statements prescribed by Section 1528 and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board, if any, or by the President or a Vice-President and may be counter-signed by the Treasurer or an Assistant-Treasurer or the Secretary or an Assistant-Secretary and may be sealed with the corporate seal or a facsimile thereof. Any or all other signatures upon a certificate may be a facsimile.

2.                  LOST OR DESTROYED CERTIFICATES.

The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may require the owner of any lost or destroyed certificate, or his/her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

3.                  TRANSFERS OF SHARES.

Upon compliance with provisions restricting the transferability of shares, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.

ARTICLE VI.

CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “Corporate Seal, Commonwealth of Pennsylvania.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VII.

FISCAL YEAR

The fiscal year shall end on the last day of December in each year.

ARTICLE VIII.

REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the certificate of incorporation in these By-laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE IX.

AMENDMENT, REPEAL

The initial By-laws of the Corporation shall be adopted by the Board at its organization meeting. Thereafter, the Shareholders or the Board may exercise its power to make, alter and repeal the By-laws, provided that any By-laws made by the Board may be altered or repealed, and new By-laws made, by the Shareholders.